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                                                             EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We are aware that our report dated July 23, 1998 on our reviews of interim condensed consolidated financial information of Minnesota Mining and Manufacturing Company and Subsidiaries (the Company) for the three-month and six-month periods ended June 30, 1998 and 1997, and included in the Company's Form 10-Q for the quarter ended June 30, 1998, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689 and 333-30691), and Form S-3 (Registration
No. 33-48089). Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                    /s/ PricewaterhouseCoopers LLP

                                    PricewaterhouseCoopers LLP



St. Paul, Minnesota
August 3, 1998